Exhibit 10.5

PERFORMANCE CONDITIONED

RESTRICTED STOCK UNIT AGREEMENT

PERFORMANCE CONDITIONED RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) dated as of the Grant Date set forth in the Notice of Grant (as defined below), by and between Domtar Corporation, a Delaware corporation (the “Company”), and the participant whose name appears on the Notice of Grant (the “Participant”).

1. Grant of Restricted Stock Units. The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of restricted stock units (the “Restricted Stock Units”) specified in the Domtar Corporation 2007 Omnibus Incentive Plan Performance Conditioned Restricted Stock Unit Grant Notice delivered by the Company to the Participant (“Notice of Grant”). Except as otherwise provided in Section 2(c), this Agreement is subordinate to, and the terms and conditions of the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Domtar Corporation 2007 Omnibus Incentive Plan (the “Plan”), which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern. Any capitalized terms used herein without definition shall have the meanings set forth in the Plan. The Restricted Stock Units shall be considered Performance Awards under the Plan.

2. Vesting of Restricted Stock Units.

(a) Vesting. Except as otherwise provided in this Section 2, the Restricted Stock Units shall become vested, if at all, on the vesting date(s) specified in the Notice of Grant (such date, the “Vesting Date”), subject to the continued employment of the Participant by the Company or any Subsidiary thereof through such date, and to the achievement of the Performance Goals (the “Goals”) established by the Committee pursuant to the Plan for the Restricted Stock Units for the performance period(s) (the “Performance Period”) set forth in the Notice of Grant. As soon as feasible after the end of the Performance Period, the Committee will determine whether the Goals have been satisfied, in whole or in part. Based upon the foregoing determination, the number of Restricted Stock Units will vest on the Vesting Date on a percentage basis, as set forth in the Notice of Grant.

Restricted Stock Units that have not vested on the Vesting Date in accordance with the preceding paragraph are forfeited. No shares of Stock will be issued or issuable with respect to any portion of the Restricted Stock Units that do not vest on the Vesting Date.

(b) Termination of Employment.

(i) Death. If the Participant’s employment is terminated due to death prior to the end of any Performance Period, 100% of the Restricted Stock Units,

multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the Performance Period through the date of the Participant’s death and the denominator of which is the number of days in the Performance Period, shall become fully vested and nonforfeitable and shall be paid as provided in Section 3. and the remainder of each Restricted Stock Unit shall be forfeited and canceled as of the date of termination. If the Participant’s employment is terminated due to death after the end of any Performance Period but prior to the settlement date, the Participant shall be entitled to receive, and such Restricted Stock Units shall be deemed vested to the extent of, the number of shares of Stock that would have been payable had the Participant’s Service continued until the settlement date, subject to achievement of the Goals, and the remainder of each Restricted Stock Unit shall be forfeited and canceled as of the date of termination.

(ii) Disability. If the Participant’s employment is terminated due to Disability, the Participant shall be entitled to receive the number of shares of Stock that would have been payable had the Participant’s Service continued until the Vesting Date, subject to achievement of the Goals, multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the Performance Period through the date of the Participant’s termination due to Disability and the denominator of which is the number of days in the Performance Period, and the remainder of each Restricted Stock Unit shall be forfeited and canceled as of the date of such termination due to Disability.

(iii) Retirement. If the Participant’s employment is terminated due to Retirement [either with prior approval of the Board or following the 2009 Annual Meeting of Stockholders]1, the Participant shall be entitled to receive, the number of shares of Stock that would have been payable had the Participant’s Service continued until the Vesting Date, subject to achievement of the Goals, multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the Performance Period through the date of the Participant’s Retirement and the denominator of which is the number of days in the Performance Period, and the remainder of each Restricted Stock Unit shall be forfeited and canceled as of the date of such Retirement.

(iv) Any Other Reason. If the Participant’s employment is terminated prior to the Vesting Date for any reason other than death, Disability or Retirement, all Restricted Stock Units shall immediately be forfeited and canceled effective as of the date of the Participant’s termination.

(c) Change in Control with respect to Specified Units. For purposes of this Agreement, and notwithstanding anything in the Plan to the contrary, with respect to any

[1]	For Messrs. Royer and Cooper only.

Specified Units (as hereinafter defined) (i) Change in Control shall not have the meaning set forth in the Plan, but, for purposes of this Agreement, shall mean (x) a Corporate Event in which (A) the shareholders of the Company receive solely cash, non-voting securities or any combination of cash or non-voting securities in exchange for their Stock or (B) the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, at least 25% of the Voting Power of the surviving, resulting or acquiring corporation or (y) the direct or indirect acquisition by any person (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding any of the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary, of “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 75% or more of the combined Voting Power of the Company’s securities and (ii) in the event of a Change in Control (as defined in this Section 2(c)) then all or a portion of the unvested Specified Units shall immediately vest as provided under Section 13(a)(ii) of the Plan (it being understood for this purpose that Alternative Awards shall be deemed unavailable for such Specified Units) and be settled as provided in Section 3 upon the Change in Control and any Specified Units that do not so vest shall be forfeited. No other Change in Control (as defined in the Plan) shall trigger any settlement of Specified Units.

For purposes of this Agreement, “Specified Units” shall mean Restricted Stock Units that are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including Restricted Stock Units with a Performance Period that ends prior to the fiscal year of the Company prior to the settlement date pursuant to Section 3(i) granted to any Participant who is on the Grant Date or will in any fiscal year of the Company prior to the fiscal year of such settlement date become eligible for Retirement.

(d) Change in Control. In the event of a Change in Control (as defined in the Plan), then the Restricted Stock Units (other than Specified Units) shall vest or continue as set forth in the Plan.

(e) Committee Discretion. Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the vesting with respect to any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.

3. Settlement of Restricted Stock Units. Subject to Section 7(d), the Company shall deliver to the Participant one share of Stock [or, if elected by a Participant who is not a member of the Company’s management committee, the cash value thereof]2 [or the cash value thereof, as elected by the Participant,]3 in settlement of each outstanding

[2]	For Participants other than Messrs. Royer and Cooper.
[3]	For Messrs. Royer and Cooper only.

Restricted Stock Unit that has vested as provided in Section 2 on the first to occur of (i) the later of the second day after the Committee determines that the Goals have been satisfied (but in no event later than 2 1/2 months after the end of the Performance Period) and the Vesting Date; (ii) in the event of a Termination of Service due to death, January 31 of the year following the Participant’s Termination of Service; (iii) in the event of a termination due to Disability, on the later of January 31 of the year following the Participant’s Termination of Service due to Disability and the second day after the Committee determines that the Goals with respect to a Performance Period have been satisfied (but in no event later than 2 1/2 months after the end of the relevant Performance Period) and (iv) other than with respect to Specified Units, upon a Change in Control (as defined in the Plan) in which the Restricted Stock Units do not continue; and (v) with respect to Specified Units, upon a Change in Control (as defined in Section 2(c)), in each case by either (x) if the Participant has not elected to receive cash, (A) issuing one or more stock certificates evidencing the Stock to the Participant, (B) registering the issuance of the Stock in the name of the Participant through a book entry credit in the records of the Company’s transfer agent, (y) if the Participant has elected to receive cash, a cash payment equal to the Fair Market Value of the Stock on the settlement date or (z) in the event of settlement upon a Change in Control, a cash payment equal to the Change in Control Price multiplied by the number of vested Restricted Stock Units. No fractional shares of stock shall be issued in respect of Restricted Stock Units. Fractional Restricted Stock Units shall be settled through a cash payment equal to the Fair Market Value of the Stock on the settlement date.

4. Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the shares of Stock acquired upon vesting of the Restricted Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the shares and Participant may not sell the shares of Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

5. Participant’s Rights with Respect to the Restricted Stock Units.

(a) Restrictions on Transferability. The Restricted Stock Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant.

(b) No Rights as Stockholder. The Participant shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Stock corresponding to the Restricted Stock Units granted hereby unless and until shares of Stock are issued to the Participant in respect thereof.

6. Adjustment in Capitalization. The number, class, Performance Goals or other terms of any outstanding Restricted Stock Units shall be adjusted by the Board to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Stock in such manner as it determines in its sole discretion.

7. Miscellaneous.

(a) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b) No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries.

(c) Interpretation. The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award. Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(d) Tax Withholding. The Company and its Subsidiaries shall have the right to deduct from all amounts paid to the Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of settlement of the Restricted Stock Units under the Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld. The Company may require the recipient of the shares of Stock to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the issuance of such shares. The Committee may, in its discretion, require the Participant, or permit the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold or the Participant sell the least number of whole shares of Stock having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld in respect of settlement of the Restricted Stock Units. The Company may defer issuance of Stock until such requirements are satisfied.

(e) Forfeiture for Financial Reporting Misconduct. If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct as determined by the Committee, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, then the Participant shall forfeit and disgorge to the Company (i) any Restricted Stock Units granted or vested and all gains earned or accrued due to the sale of any Stock received in respect of the Restricted Stock Units during the 12-month period following the filing of the financial document embodying such financial reporting requirement and (ii) any Restricted Stock Units that vested based on the materially non- complying financial reporting.

(f) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(g) Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Restricted Stock Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Stock is unknown and cannot be predicted with certainty.

(h) Employee Data Privacy. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Participant: (a) authorizes the Company and the Participant’s employer, if different, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.

(i) Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company web site or other electronic delivery.

(j) Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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